UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 25, 2004

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

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Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers

(b) At a meeting of the Board of Directors of Chyron Corporation ("Company") held on August 25, 2004:

  Wesley W. Lang, Jr. notified the Board of Directors of the Company of his resignation, effective immediately, as a Board member and from his positions as Chairman of the Board of Directors and all other Board positions. Mr. Lang advised the Board that his resignation was due to his ever-increasing other existing business responsibilities, which he felt would detract from his responsibilities to the Company. In connection with his resignation, Mr. Lang voluntarily forfeited his two recent option grants of 5,000 shares on July 30, 2004 and 20,000 shares on August 16, 2004. In response, the Board reduced the number of members of the Board from 7 to 6 and took the other actions detailed below.

  The Board of Directors elected Christopher R. Kelly, a current Director and member of the Audit Committee, to the position of Chairman of the Board to replace Mr. Lang.

  Joan Y. McCabe, a current Director and member of the Audit and Compensation and Stock Option Committees, was elected Chairperson of the Compensation and Stock Option Committee, replacing Mr. Lang.

  Eugene M. Weber, a current Director and Chairman of the Audit Committee, was elected a member of the Compensation and Stock Option Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION
By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Date: August 27, 2004